UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2013

QUINT MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

3250 NE 1st. Ave., Suite 305, Miami, Florida 33137
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (786) 431-2174

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

The disclosure under this item is included under item 3.02 and is incorporated by reference.

Item 3.02.         Unregistered Sales of Equity Securities.

On November 25, 2013, we sold 375,000 units of our securities at a price of US$0.20 per unit for gross proceeds of US$75,000. Each unit consists of one share of our common stock and one non-transferable common stock purchase warrant, with each common stock purchase warrant entitling the holder to acquire one additional share of our common stock at a price of US$0.50 per share for a period of 60 months. We issued the securities to one non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01         Other Events.

A copy of a press release dated December 3, 2013 by EXLEY Media Inc., a subsidiary of Quint Media Inc., is furnished herewith.

Item 9.01	Financial Statements and Exhibits.
10.1	Form of Private Placement Subscription Agreement
10.2	Form of Warrant Certificate
99.1	EXLEY Media Inc. Press Release dated December 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINT MEDIA INC.

/s/ Constantin Dietrich
Constantin Dietrich
President, Chief Executive Officer, Chief Financial Officer,
Secretary and Treasurer and Director
December 2, 2013